UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2026

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Ares Strategic Income Fund Portfolio Update

Portfolio Positioning

Durable Performance 1: Ares Strategic Income Fund (the “Fund” or “ASIF”) Class I common shares have generated an inception to date annualized return of 9.94% through 2Q26, 2 representing a 1.70% premium to broadly syndicated bank loans over the same period. 3, 4 As of June 30, 2026, ASIF paid distributions for Class I common shares at an annualized rate of 9.63% based on Net Asset Value. 5 ASIF’s Board of Trustees has approved monthly distributions consistent with prior periods through September 2026, reflecting continued confidence in the portfolio’s earning power.

During the second quarter, ASIF generated a total return of 1.88% for Class I shares. 6 Performance was underpinned by strong income generation, supported by the portfolio’s resilient credit fundamentals. Income was partially offset by realized and unrealized losses, primarily attributable to broader market movements and, to a lesser extent, idiosyncratic underperformance within a small number of portfolio companies.

Borrower Health & Thoughtful Portfolio Construction: The ASIF portfolio is constructed to be scaled and diversified, with a focus on directly originated, senior secured, floating rate loans in non-cyclical, defensive industries. 7 As of June 30, 2026, the Fund had total assets of $23.0 billion, diversified across 828 portfolio companies with an average position size of 0.1%. 8

As of June 30, 2026, substantially all portfolio companies performed in line with or above underwriting expectations, with only two companies on non-accrual, 9 representing 0.3% of the portfolio at amortized cost. The portfolio has a weighted average mark of 100.4% 10 and organic year-over-year EBITDA growth of 12%. 11, 12 Weighted average interest coverage remains strong at 2.3x, 13 with underlying company weighted average net leverage at 5.3x 14 and a weighted average loan-to-value ratio of 40%, 15, 16 reflecting a conservatively structured portfolio with meaningful downside protection. 17 We believe these metrics highlight the durability and quality of the portfolio built over the last three years.

A cornerstone of Ares Management Corporation’s (“Ares”), the parent of the Fund’s investment adviser, strategy and a key differentiator is the ability to invest across the full company size spectrum, spanning the lower, core and upper middle market. We believe this breadth provides ASIF with several advantages, including access to a wider opportunity set, enhanced diversification, a more refined view of relative value and the ability to grow alongside borrowers over time. This approach is reflected in the portfolio’s weighted average EBITDA and median EBITDA of $288 million and $84 million, respectively. 11, 12, 15

Outlook and Commentary 18

Opportunities Through Volatility: While volatility moderated in Q2 2026, debt and equity markets continued to face headwinds, including renewed inflation fears, concerns around broader AI-related disruptions, evolving trade dynamics and ongoing geopolitical tensions. Despite these pressures, portfolio company fundamentals remain strong, with no material increase in default activity or realized losses across the direct lending market to date and underperformance remaining largely idiosyncratic. M&A-related issuance also remained relatively resilient especially later in the quarter, supported by a select group of sizable transactions involving high-quality borrowers, reflecting a more discerning deal environment.

We believe periods of market dislocation have historically created some of the most attractive opportunities in direct lending and in certain cases, such as during the COVID pandemic, have driven nearly 300 basis points of incremental return. 19 Today, alongside more attractive pricing dynamics, new deals are characterized by more lender-friendly structural protections, including lower overall leverage levels compared to preceding quarters.

Robust Liquidity & Balance Sheet Strength: As we seek to capitalize on opportunities in the current market, maintaining a conservatively constructed balance sheet and stable capital base remains critical. As of June 30, 2026, ASIF had ~$4 billion in available liquidity and operates at 1.19x leverage, or 1.15x net of available cash of approximately $389 million, well below the 2.0x regulatory limit and within our target range.

Beyond capacity on our revolving credit facilities, ASIF benefits from multiple sources of liquidity, including repayments from existing investments, including directly originated loans, recurring monthly inflows and a performing liquid credit sleeve. Together, these sources support the Fund’s structure, including the ability to provide quarterly liquidity to shareholders. 20

Looking ahead, we remain confident in ASIF’s ability to deliver attractive risk-adjusted returns 21 and believe the Fund is well positioned to capitalize on opportunities in the current environment. We appreciate your continued trust and partnership as we focus on delivering durable income and long-term value for our shareholders.

Additional Important Disclosures

The information in this Current Report on Form 8-K (this “Current Report”) is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance is not a guarantee of future results. An investment in the Fund involves a high degree of risk and therefore should only be undertaken by qualified investors whose financial resources are sufficient to enable them to assume these risks and to bear the loss of all or part of their investment. The Fund and Ares do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved. This letter shall not constitute an offer to sell or a solicitation of an offer to buy any security, the offer and/or sale of which can only be made by definitive offering documentation.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report may contain words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “estimates,” “will,” “should,” “could,” “would,” “likely,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements in this Current Report include these words. You should not place undue reliance on these forward-looking statements, which are based on information available to the Fund as of the date of on the cover of this Current Report. Except as required by the federal securities laws, the Fund undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this Current Report are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. The Fund’s actual results and condition could differ materially from those implied or expressed in the forward-looking statements or from the Fund’s historical performance for any reason, including the factors set forth in “Risk Factors” in the Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 9, 2026 and the other information included in this Current Report and in the Fund’s prospectus dated April 24, 2026 (the “Prospectus”), including the documents incorporated by reference into the Prospectus.

Third-Party Information

This Current Report may contain information obtained from third parties. Reproduction and distribution of third-party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT.

Additional Important Information

Indices are provided for illustrative purposes only and not indicative of any investment. They have not been selected to represent appropriate indices or targets for the fund. Rather, the indices shown are provided solely to illustrate the performance of well-known and widely recognized indices. Any comparisons herein of the investment performance of a fund to an index are qualified as follows: (i) the volatility of such index will likely be materially different from that of the fund; (ii) such index will, in many cases, employ different investment guidelines and criteria than the fund and, therefore, holdings in such fund will differ significantly from holdings of the securities that comprise such index and such fund may invest in different asset classes altogether from the illustrative index, which may materially impact the performance of the fund relative to the index; and (iii) the performance of such index is disclosed solely to allow for comparison on the referenced fund’s performance to that of a well-known index. Comparisons to indices have limitations because indices have risk profiles, volatility, asset composition and other material characteristics that will differ from the fund. The indices do not reflect the deduction of fees or expenses. You cannot invest directly in an index. No representation is being made as to the risk profile of any benchmark or index relative to the risk profile of the fund presented herein. There can be no assurance that the future performance of any specific investment, or product will be profitable, equal any corresponding indicated historical performance, or be suitable for a portfolio.
________________________________________
1 The performance data quoted represents past performance and is not a guarantee of future results. Certain information presented is for a limited amount of time and is not representative of the long-term performance of the Fund. There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.
2 Inception date is December 5, 2022 for Class I shares and August 1, 2023 for Class D and Class S shares.
3 U.S. leveraged loans are represented by the Morningstar LSTA US Leveraged Loan Index for the period from December 5, 2022 to June 30, 2026. This index is designed to reflect the U.S. loan market’s weighted performance of institutional leveraged loans based upon real-time market weightings, spreads and interest payments.
4 Annualized inception-to-date total return through June 30, 2026 is 9.32% for Class I shares with Upfront Placement Fees and Brokerage Commissions, 9.09% for Class D shares, 8.34% for Class D shares with Upfront Placement Fees and Brokerage Commissions, 8.44% for Class S shares, and 7.13% for Class S shares with Upfront Placement Fees and Brokerage Commissions.
5 Distributions are not guaranteed. Distributions are calculated by annualizing the current month’s declared distribution per share and dividing by the prior month’s NAV. Distributions may be funded through cash flow from operations, as well as other sources including the sale of assets, borrowings, return of capital or offering proceeds. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser (“investment adviser”) that may be subject to reimbursement. The Fund has not established limits on the amounts it may distribute from such sources. As of June 30, 2026 100% of inception to date distributions were funded from cash flows from operations. June 2026 annualized distribution rate is 9.38% for Class D shares and 8.78% for Class S shares.
6 Total return is calculated as the change in monthly NAV per share during the period plus distributions per share (assuming any distributions, net of distribution and/or shareholder servicing fees, are reinvested in accordance with the Fund’s distribution reinvestment plan) divided by the beginning NAV per share, which is calculated after the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, distribution and/or shareholder servicing fees, interest expense, offering costs, professional fees, trustee fees and other general and administrative expenses. Total return is presented prior to the impact of any upfront placement fees or brokerage commissions. The Fund does not charge investors an upfront sales load with respect to Class I shares, Class D shares or Class S shares. However, if you buy Class I shares, Class D shares or Class S shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a maximum of 2.0% of NAV for Class I shares, 2.0% of NAV for Class D shares and 3.5% of NAV for Class S shares. Class I shares, Class D shares and Class S shares listed as With Upfront Placement Fees and Brokerage Commissions reflect the returns after the maximum upfront placement fees and brokerage commissions. Class I shares, Class D shares and Class S shares listed as Without Upfront Placement Fees and Brokerage Commissions exclude upfront placement fees and brokerage commissions. Total return and annualized distribution rates for the Fund’s other classes of common shares are lower than those presented with respect to Class I shares, due to distribution and/or shareholder servicing fees. Expense Ratios: Class I shares: Gross: 8.02% / Net: 8.02%, Class D shares: Gross: 8.28% / Net: 8.28%, Class S shares: Gross: 8.87% / Net: 8.87%, annualized as of March 31, 2026 (the latest available data). The net expense ratio reflects an Expense Support and Conditional Reimbursement Agreement between the Fund and its investment adviser. Pursuant to this agreement the Fund’s investment adviser may pay certain of the Fund’s expenses on the Fund’s behalf. Such payments are subject to recoupment or waiver at the option of the Fund’s investment adviser for a three-year period. This agreement may be terminated by either party at any time.
7 ASIF seeks to invest primarily in first lien senior secured loans, second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, and other types of credit instruments made to or issued by U.S. middle-market companies. ASIF generally defines U.S. middle-market companies as companies with annual net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”) between $10 million and $250 million. Any statements and/or other information contained in this material are not, nor shall they be construed as, investment advice or a recommendation to buy, sell or hold any security, investment strategy or market sector. There can be no assurance that ASIF will achieve its investment objectives or that its strategy will completely insulate ASIF from the risk of loss.
8 Average of the amortized cost divided by total portfolio at amortized cost for each portfolio company. Diversification does not assure profit or protect against market loss.
9 Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or where there is reasonable doubt that principal or interest will be collected in full.
10 Weighted average mark is calculated as the total fair value over total cost of direct lending investments in the portfolio.
11 The portfolio weighted average EBITDA and median EBITDA for the underlying borrowers includes information solely in respect of each private debt investment in ASIF’s portfolio for which fair value is determined in good faith by the investment adviser, subject to the ASIF board of trustees’ (“Board”) oversight. Excluded from the data above is information in respect of the following: (i) portfolio companies that do not report EBITDA and (ii) portfolio companies with negative or de minimis EBITDA. Weighted average EBITDA amounts are weighted based on the fair value of the portfolio company investments. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the investment adviser or the Fund and may reflect a normalized or adjusted amount. Accordingly, neither the investment adviser nor the Fund makes any representation or warranty in respect of this information.
12 EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as annual net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the investment adviser or the Fund, and may reflect a normalized or adjusted amount. Accordingly, neither the investment adviser nor the Fund makes any representation or warranty in respect of this information.
13 Interest coverage represents portfolio companies’ LTM EBITDA as a multiple of implied annualized cash interest based on the borrowing levels and market rates at quarter-end. The portfolio weighted average interest coverage ratio is weighted based on the fair value of the portfolio company investments. Portfolio company credit statistics are derived from the most recently available portfolio company financial statements and have not been independently verified by ASIF and may reflect a normalized or adjusted amount. Accordingly, neither the investment adviser nor ASIF makes any representation or warranty in respect of this information.
14 The net leverage multiple represents ASIF’s last dollar of invested debt capital (net of cash) as a multiple of EBITDA. The portfolio weighted average net leverage multiple is weighted based on the fair value of the portfolio company investments. Portfolio company credit statistics for ASIF are derived from the most recently available portfolio company financial statements and have not been independently verified by ASIF and may reflect a normalized or adjusted amount. Accordingly, neither the investment adviser nor ASIF makes any representation or warranty in respect of this information.
15 Fair value is determined in good faith by the investment adviser, subject to Board oversight, based on among other things, the input of ASIF’s independent third-party valuation providers that have been engaged to support the valuation of such portfolio investments monthly, beginning as of the third quarter after origination (with certain de minimis exceptions) and under the valuation policy and a consistently applied valuation process.

16 As of June 30, 2026. Includes all private debt investments for which fair value is determined in good faith by the investment adviser, subject to Board oversight and excludes quoted assets. Weighted average loan-to-value (“LTV”) represents the net ratio of LTV for each portfolio company, weighted based on the fair value of total applicable ASIF private debt investments. LTV is calculated as the current total net debt through each respective loan tranche held by ASIF divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.
17 For informational purposes only. Any statements and/or other information contained in this material are not, nor shall they be construed as, investment advice or a recommendation to buy, sell or hold any security, investment strategy or market sector. References to “downside protection” or similar language are not guarantees against loss of investment capital or value. There can be no assurance that ASIF will achieve its investment objectives or that its strategy will completely insulate ASIF from the risk of loss.
18 Based on Ares’ observations of the current market. There are no guarantees that these current market trends will continue or that the Fund will be able to make investments based on these observed trends.
19 Returns calculated as annualized average change in net asset value of Ares Capital Corporation, a publicly traded business development company managed by affiliates of Ares Management, since inception on October 8, 2004 through December 31, 2025. Period of volatility measured as annualized average change in net asset value of Ares Capital Corporation during COVID or March 31, 2020 through December 31, 2021. There can be no assurance that ASIF will realize similar returns.
20 Quarterly repurchases are expected but not guaranteed. The Fund’s board of trustees may amend, suspend or terminate these share repurchases in its discretion if it deems such action to be in the best interest of shareholders.
21 References to “risk-adjusted returns” or similar language are not guarantees against loss of investment capital or value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: August 4, 2026

	By:	/s/ SCOTT C. LEM
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer